EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of American Enterprise Development Corporation, a Texas corporation (the “Company”), on Form 10-QSB for the three months ended March 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), Carey Kent Williams, Chief Executive Officer, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 17, 2007	By: /s/ CAREY KENT WILLIAMS
Name: Carey Kent Williams
Title: Chief Executive Officer

[A signed original of this written statement required by Section 906 has been provided to American Enterprise Development and will be retained by Mr. Williams and the Company and furnished to the Securities and Exchange Commission or its staff upon request.]